Exhibit 99.15

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF ARIZONA

In re:	)	CASE NO.	2-05-BK-18689-RTB
)
TFS-DI, INC.	)	BUSINESS AND INDUSTRY
	)	MONTHLY OPERATING REPORT
)
	)	MONTH OF	April, 2006
)
	)	DATE PETITION FILED:	22-Sep-05
Debtor	)
	)	TAX PAYER ID NO. :	71-0926311

Nature of Debtor's Business: TFS-DI was a sales representative for Three-Five Systems, Inc.
to sell display products and holder of distribution rights for Data International related products.

DATE DISCLOSURE STATEMENT FILED		1/6/2006
DATE PLAN OF REORGANIZATION FILED		1/6/2006

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING MONTHLY OPERATING REPORT AND
THE ACCOMPANYING ATTACHMENTS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Carl H. Young, III		Chief Restructing Officer
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY		TITLE

Carl H. Young, III		5/16/2006
PRINTED NAME OF RESPONSIBLE PARTY		DATE

PREPARER:

/s/ Carl H. Young, III		Chief Restructing Officer
ORIGINAL SIGNATURE OF PREPARER		TITLE

Carl H. Young, III		5/16/2006
PRINTED NAME OF PREPARER		DATE

PERSON TO CONTACT REGARDING THIS REPORT:		Carl H. Young, III

PHONE NUMBER:		480-607-2628

ADDRESS:		7702 E Doubletree Ranch Rd.
Suite 300
Scottsdale AZ 85258

FILE ORIGINAL REPORT ELECTRONICALLY WITH THE COURT, FILE PAPER COPY WITH U.S. TRUSTEE'S OFFICE

Accounts for TFS-DI, Inc
Year 2006			3/31/06 Tax	4/30/06 Tax	3/31/06 Book	4/30/06 Book
Balance Sheet
Intangible Asset		Taxable Cost	2,450,000	2,450,000	3,816,167	3,816,167
Accumulated Depreciation		Depreciation	(270,835)	(270,835)	(1,682,401)	(1,682,401)
Net Intangible Asset		Net	2,179,166	2,179,166	2,133,766	2,133,766

		Right not paid	1,366,167	1,366,167	-	-
		Org Costs	-	-
Total Assets			3,545,333	3,545,333	2,133,766	2,133,766

Amount owing to Parent			1,997,189	1,997,189	1,997,189	1,997,189
Note Payable ST			1,481,000	1,481,000	1,481,000	1,481,000
Note Payable LT			-	-	-	-
Capital			100	100	100	100
Accumulated Profits			67,044	67,044	(1,344,523)	(1,344,523)
Total Liabilities & Equity			3,545,332	3,545,332	2,133,765	2,133,765

Income Statement			YTD 3/31/06	YTD 4/30/06	YTD 3/31/06	YTD 4/30/06
Sales	Commission		-	-	-	-

Costs	Salaries		-	-	-	-
	Benefits		-	-	-	-
	Office Lease		-	-	-	-
	Communications/MIS		-	-	-	-
	Office Supplies		-	-	-	-
	Travel		-	-	-	-
	Amortization of Intangible		-	-	-	-
	Org Costs Capitalization
	Org Costs Amortization		-	-
	Interest		-	-	-	-
	Total Costs for profit calc		-	-	-	-

Net Profit for Year			-	-	-	-